QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2012 relating to the consolidated balance sheets of Toys "R" Us, Inc. and subsidiaries ("Toys "R" Us") as of January 28, 2012 and January 29, 2011 and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for each of the three fiscal years in the period ended January 28, 2012 and the related financial statement schedule and our report dated March 21, 2012 relating to the effectiveness of Toys "R" Us' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Toys "R" Us for the year ended January 28, 2012. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
April 9, 2012

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM